Exhibit 99.1

News Release

Mercury Systems Reports First Quarter Fiscal 2015 Results

First quarter operating results from continuing operations include:

Record quarterly bookings - up 88% year-over-year
1.6 Book-to-Bill ratio
Revenue up 7% over prior year
Adjusted EBITDA more than doubles year-over-year
Return to positive GAAP income
Backlog up 57% year-over-year

Company expects to achieve target business model for fiscal 2015

CHELMSFORD, Mass. October 28, 2014 Mercury Systems, Inc. (NASDAQ: MRCY, www.mrcy.com), a leading provider of affordable, commercially developed, open sensor processing systems and services for critical commercial, defense and intelligence applications, reported operating results for its first quarter of fiscal 2015, which ended September 30, 2014.

First Quarter Fiscal 2015 Results
First quarter fiscal 2015 revenues were $54.1 million, an increase of $3.4 million, or 7%, compared to the first quarter of fiscal 2014, as revenues from defense customers increased $8.2 million and revenues from commercial customers decreased $4.8 million.

GAAP income from continuing operations for the first quarter of fiscal 2015 was $0.7 million, or $0.02 per share, compared to GAAP loss from continuing operations of ($2.3) million, or ($0.07) per share, for the prior year’s first quarter. First quarter fiscal 2015 GAAP income per share from continuing operations included $0.02 of restructuring and other charges and $0.03 for amortization of intangible assets. First quarter fiscal 2014 GAAP loss per share from continuing operations included $0.04 for amortization of intangible assets.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2015 Results, Page 2

First quarter fiscal 2015 GAAP income from continuing operations included approximately $0.0 million in tax expense, $1.7 million in depreciation expense, $1.8 million in amortization of intangible assets, $1.3 million in restructuring and other charges and $2.6 million in stock-based compensation costs. First quarter fiscal 2015 adjusted EBITDA (income from continuing operations before interest income and expense, income taxes, depreciation, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition costs and other related expenses, fair value adjustments from purchase accounting, and stock-based compensation costs) was $8.0 million, compared to $3.3 million for the prior year’s first quarter.

GAAP loss from discontinued operations, net of income taxes, for the first quarter of fiscal 2015 was ($0.2) million, or $0.00 per share, compared to GAAP income from discontinued operations, net of income taxes, of $48 thousand, or $0.00 per share, for the prior year’s first quarter.

Total GAAP net income for the first quarter of fiscal 2015 was $0.5 million, or $0.02 per share, compared to total GAAP net loss of ($2.3) million, or ($0.07) per share, for the prior year’s first quarter.

Cash flows from operating activities were a net inflow of $2.2 million in the first quarter of fiscal 2015, compared to a net inflow of $2.2 million in the first quarter of fiscal 2014. Free cash flow, defined as cash flow from operating activities less capital expenditures, was a net inflow of $1.3 million in the first quarter of fiscal 2015, compared to a net inflow of $1.1 million in the first quarter of fiscal 2014. Cash and cash equivalents as of September 30, 2014 were $48.9 million, an increase of $1.6 million from June 30, 2014.

The Company’s Mercury Intelligence Systems (MIS) subsidiary was classified for accounting purposes as a discontinued operation in the fourth quarter of fiscal 2014 based on the Company’s strategic decision to pursue a divestiture of that business; accordingly the financial results of MIS are excluded from the Company’s reported financial results from continuing operations for all periods referenced in this release.

Management Comments
“Mercury entered fiscal 2015 with strong momentum that continued through the first quarter, as we delivered record defense bookings for the third quarter in a row, along with very solid revenue

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2015 Results, Page 3

growth,” said Mark Aslett, President and CEO, Mercury Systems. “For the first fiscal quarter of 2015, our results from continuing operations showed dramatic improvement over the prior year. Bookings and backlog grew 88% and 57% respectively over the prior year, revenue increased 7%, adjusted EBITDA more than doubled, and we continued generating positive cash flow from operations. This gives us a very strong foundation for the balance of the fiscal year.”

“Mercury’s continued solid revenue growth, even more rapid growth in adjusted EBITDA, and strong bookings and backlog performance in the current budgetary environment all demonstrate the strength of the business and technology strategy we have pursued. Operationally, our acquisition integration plan will be concluded by the end of the current quarter, and with our strong momentum and the operating leverage exhibited by our streamlined operations, we remain confident in our ability to achieve our target business model for fiscal 2015,” Aslett concluded.

Backlog
Mercury’s total backlog relating to continuing operations at September 30, 2014 was $205.2 million, a $74.7 million increase compared to September 30, 2013. Of the September 30, 2014 total backlog, $180.3 million represents orders expected to be shipped over the next 12 months. The defense backlog at September 30, 2014 was $186.3 million, a $74.4 million increase from September 30, 2013. Bookings for the first quarter of fiscal 2015 were $85.1 million, an 88% increase compared to $45.2 million for the first quarter of fiscal 2014. The total book-to-bill ratio was 1.6 for the first quarter of fiscal 2015, compared to 0.9 for the first quarter of fiscal 2014.

Revenues by Reporting Segment
Mercury Commercial Electronics (MCE) - Revenues for the first quarter of fiscal 2015 from MCE were $49.1 million, representing an increase of $4.5 million, or 10%, from the first quarter of fiscal 2014. The increase in revenues compared to last year’s first quarter related primarily to higher Patriot, Aegis, SEWIP and F-35 program revenue. Approximately 94% of MCE revenues for the first quarter of fiscal 2015 related to defense business, as compared to approximately 83% in the first quarter of fiscal 2014.

Mercury Defense Systems (MDS) - Revenues for the first quarter of fiscal 2015 from MDS were $5.5 million, a decrease of $2.4 million from the first quarter of fiscal 2014.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2015 Results, Page 4

The revenues by reporting segment do not include adjustments to eliminate inter-company revenues of $0.5 million included in those reporting segments in the first quarter of fiscal 2015 and $1.8 million in the first quarter of fiscal 2014.

Business Outlook
This section presents our current expectations and estimates, given current visibility, on our business outlook for the current fiscal quarter and fiscal year 2015. It is possible that actual performance will differ materially from the estimates given, either on the upside or on the downside. Investors should consider all of the risks with respect to these estimates, including those listed in the Safe Harbor Statement below and in our periodic filings with the U.S. Securities and Exchange Commission, and make themselves aware of how these risks may impact our actual performance.

For the second quarter of fiscal 2015, revenues are currently forecasted to be in the range of $54.0 million to $58.0 million. At this range, GAAP income per share from continuing operations is expected to be in the range of $0.01 to $0.05 per share. Projected GAAP income per share from continuing operations includes $0.02 per share of restructuring charges and $0.03 per share for forecasted amortization of intangible assets.

Adjusted EBITDA for the second quarter of fiscal 2015 is expected to be in the range of $7.4 million to $9.8 million.

Revenues for fiscal year 2015 are projected to be in the range of $228.0 million to $236.0 million, representing 9% to 13% revenue growth relative to fiscal 2014. At this range, GAAP income per share from continuing operations are projected to be in the range of $0.26 to $0.32 per share. Projected fiscal 2015 GAAP earnings per share from continuing operations includes $0.06 per share of restructuring charges and $0.13 per share for amortization of intangible assets.

Adjusted EBITDA for fiscal 2015 is currently expected to be in the range of $39 million to $43 million.

Recent Highlights
September - Mercury announced it received a $23 million follow-on order from a leading defense prime contractor for high performance signal processing subsystems and related services for a surface ship radar application. The order was booked in the Company’s fiscal 2015 first quarter and is expected to be fulfilled over the next several quarters.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2015 Results, Page 5

September - Mercury announced that its Mercury Defense Systems (MDS) subsidiary received a $2 million follow-on order against its five year sole source basic ordering agreement (BOA) to deliver advanced Digital RF Memory (DRFM) jammers to the U.S. Navy. The order is expected to be shipped by the end of the Company's fiscal 2016 third quarter.

September - Mercury announced the Ensemble®HDS6603 High Density Server, the embedded computing industry’s most powerful open systems architecture (OSA) blade providing more than one Teraflop (TFLOP) of general processing power in a single OpenVPX™ slot. This fourth generation solution delivers cloud computing-caliber resources to the tactical edge, enabling a new level of embedded on-platform exploitation and mission autonomy by emulating similar but non-rugged data center capability.

September - Mercury announced the appointment of Gerald M. Haines II to the position of Executive Vice President, Chief Financial Officer and Treasurer. Mr. Haines, 51, joined Mercury in July of 2010 as Senior Vice President of Corporate Development, where he was responsible for mergers and acquisitions, strategic partnerships, and related corporate strategy development and execution, as well as several other corporate functions.

September - Mercury announced its Micro Via Radial Interconnect (MVRI) technology. MVRI improves OpenVPX™ switch fabric interconnect data rates by increasing the signal integrity margin approximately three-fold, enabling switch fabrics and point-to-point connections to run faster and more reliably.

August - Mercury announced it received a $27 million purchase order relating to a sensor processing application. The order was booked in the Company’s fiscal 2015 first quarter and is expected to be shipped by its fiscal 2016 first quarter. The order follows on the heels of a $39 million order received in the Company's fiscal 2014 fourth quarter, also from a leading defense prime contractor, for radar subsystems for a missile defense application. That order is expected to be shipped over the next several quarters.

July - Mercury announced the appointment of Brian Perry as President of its Mercury Defense Systems (MDS) subsidiary. Mr. Perry will lead key strategic electronic warfare (EW), electronic attack (EA), signals intelligence (SIGINT) and intelligence, surveillance and reconnaissance (ISR)

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2015 Results, Page 6

growth initiatives provide overall business direction and lead the day-to-day operations of the Cypress, California-based group.
July - Mercury announced it received $4.4 million in orders from a leading defense prime contractor for advanced radio frequency (RF) microwave tuner and intermediate frequency (IF) products for a naval signals intelligence (SIGINT) application. The orders were booked in the Company’s fiscal 2014 fourth quarter and are expected to be shipped by its fiscal 2015 second quarter.
Conference Call Information
Mercury will host a conference call and simultaneous webcast on Tuesday, October 28, 2014, at 5:00 p.m. ET to discuss the first quarter fiscal 2015 results and review its financial and business outlook going forward.
To join the conference call, dial (877) 303-6977 in the USA and Canada, or (760) 298-5079 in all other countries. Please call five to ten minutes prior to the scheduled start time. The live audio webcast can be accessed from the 'Events and Presentations' page of Mercury's website at www.mrcy.com/investor.
A replay of the webcast will be available two hours after the call and archived on the same web page for six months.

Use of Non-GAAP (Generally Accepted Accounting Principles) Financial Measures
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides adjusted EBITDA and free cash flow, which are non-GAAP financial measures. Adjusted EBITDA excludes certain non-cash and other specified charges. Free cash flow is defined as cash flow from operating activities less capital expenditures. The Company believes these non-GAAP financial measures are useful to help investors understand its past financial performance and prospects for the future. However, the presentation of adjusted EBITDA and free cash flow is not meant to be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Management believes the adjusted EBITDA and free cash flow financial measures assist in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. A reconciliation of GAAP to non-GAAP financial results discussed in this press release is contained in the attached exhibits.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2015 Results, Page 7

Mercury Systems - Innovation That Matters™
Mercury Systems (NASDAQ:MRCY) is a leading provider of affordable, commercially developed, open sensor processing systems and services for critical commercial, defense and intelligence applications. These capabilities make us the first commercially based defense electronics company built to meet rapidly evolving next generation defense challenges. Mercury Systems has worked on over 300 programs, including Aegis, Patriot, SEWIP, Gorgon Stare and Predator/Reaper. We are based in Chelmsford, Massachusetts with additional advanced manufacturing and other key facilities across the USA. To learn more, visit www.mrcy.com.

Forward-Looking Safe Harbor Statement
This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to fiscal 2015 business performance and beyond and the Company’s plans for growth and improvement in profitability and cash flow. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. Government’s interpretation of, federal export control or procurement rules and regulations, market acceptance of the Company's products, shortages in components, production delays due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions, divestitures and restructurings, or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, changes to export regulations, increases in tax rates, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2014. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

# # #
Contact:
Gerry Haines, CFO
Mercury Systems, Inc.
978-967-1990

Mercury Systems and Innovation That Matters are trademarks of Mercury Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2015 Results, Page 8

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)	September 30,	June 30,
	2014	2014

Assets
Current assets:
Cash and cash equivalents	$48,876	$47,287
Accounts receivable, net	35,155	37,625
Unbilled receivables and costs in excess of billings	29,228	22,036
Inventory	30,771	31,655
Deferred income taxes	15,182	15,216
Prepaid income taxes	1,399	1,481
Prepaid expenses and other current assets	4,547	3,631
Current assets of discontinued operations	894	1,374
Total current assets	166,052	160,305

Restricted cash	265	265
Property and equipment, net	13,343	14,144
Goodwill	168,146	168,146
Intangible assets, net	23,244	25,006
Other non-current assets	1,255	987
Non-current assets of discontinued operations	4,685	4,859
Total assets	$376,990	$373,712

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$12,384	$7,054
Accrued expenses	9,403	8,377
Accrued compensation	7,265	9,983
Deferred revenues and customer advances	3,649	5,898
Current liabilities of discontinued operations	1,383	1,618
Total current liabilities	34,084	32,930

Deferred gain on sale-leaseback	1,796	2,086
Deferred income taxes	5,437	5,911
Income taxes payable	3,154	3,154
Other non-current liabilities	1,307	1,666
Non-current liabilities of discontinued operations	771	818
Total liabilities	46,549	46,565

Shareholders’ equity:
Common stock	320	312
Additional paid-in capital	244,609	241,725
Retained earnings	84,598	84,099
Accumulated other comprehensive income	914	1,011
Total shareholders’ equity	330,441	327,147

Total liabilities and shareholders’ equity	$376,990	$373,712

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2015 Results, Page 9

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data)

	Three Months Ended
	September 30,
	2014	2013
Net revenues	$54,061	$50,726
Cost of revenues (1)	30,062	29,164
Gross margin	23,999	21,562

Operating expenses:
Selling, general and administrative (1)	12,290	14,321
Research and development (1)	7,951	9,312
Amortization of intangible assets	1,762	1,985
Restructuring and other charges	1,268	(15)
Acquisition costs and other related expenses	—	—
Total operating expenses	23,271	25,603

Income (loss) from operations	728	(4,041)

Interest income	3	1
Interest expense	(8)	(15)
Other income, net	(6)	432

Income (loss) from continuing operations before income taxes	717	(3,623)

Tax provision (benefit)	—	(1,319)

Income (loss) from continuing operations	717	(2,304)
(Loss) income from discontinued operations, net of tax	(218)	48
Net income (loss)	$499	$(2,256)

Basic net earnings (loss) per share:
Continuing operations	$0.02	$(0.07)
(Loss) earnings from discontinued operations	—	—
Basic net earnings (loss) per share:	$0.02	$(0.07)

Diluted net earnings (loss) per share:
Continuing operations	$0.02	$(0.07)
(Loss) earnings from discontinued operations	—	—
Diluted net earnings (loss) per share:	$0.02	$(0.07)

Weighted-average shares outstanding:
Basic	31,635	30,653
Diluted	32,481	30,653

(1) Includes stock-based compensation expense, allocated as follows:
Cost of revenues	$151	$207
Selling, general and administrative	$1,966	$2,314
Research and development	$434	$467

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2015 Results, Page 10

MERCURY SYSTEMS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Three Months Ended
	September 30,
	2014	2013
Cash flows from operating activities:
Net income (loss)	$499	$(2,256)
Depreciation and amortization	3,630	4,120
Changes in operating assets and liabilities, net of effect of businesses acquired	(3,144)	3,256
Increase (decrease) from other operating activities	1,193	(2,947)

Net cash provided by operating activities	2,178	2,173

Cash flows from investing activities:
Purchases of property and equipment	(905)	(1,108)

Net cash used in investing activities	(905)	(1,108)

Cash flows from financing activities:
Proceeds from employee stock plans	236	60
Payments of capital lease obligations	(160)	(121)
Excess tax benefits from stock-based compensation	316	—

Net cash provided by (used in) financing activities	392	(61)

Effect of exchange rate changes on cash and cash equivalents	(76)	(24)

Net increase in cash and cash equivalents	1,589	980

Cash and cash equivalents at beginning of period	47,287	39,126

Cash and cash equivalents at end of period	$48,876	$40,106

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2015 Results, Page 11

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands)

Adjusted EBITDA, a non-GAAP measure for reporting financial performance, excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. The adjustments to calculate this non-GAAP financial measure, and the basis for such adjustments, are outlined below:

Interest income and expense. The Company receives interest income on investments and incurs interest expense on loans, capital leases and other financing arrangements. These amounts may vary from period to period due to changes in cash and debt balances and interest rates driven by general market conditions or other circumstances outside of the normal course of Mercury’s operations.

Income taxes. The Company’s GAAP tax expense can fluctuate materially from period to period due to tax adjustments that are not directly related to underlying operating performance or to the current period of operations.

Depreciation. The Company incurs depreciation expense related to capital assets purchased to support the ongoing operations of the business. These assets are recorded at cost or fair value and are depreciated using the straight-line method over the useful life of the asset. Purchases of such assets may vary significantly from period to period and without any direct correlation to underlying operating performance.

Amortization of intangible assets. The Company incurs amortization of intangibles related to various acquisitions it has made and license agreements. These intangible assets are valued at the time of acquisition, are amortized over a period of several years after acquisition and generally cannot be changed or influenced by management after acquisition.

Restructuring and other charges. The Company incurs restructuring and other charges in connection with management’s decisions to undertake certain actions to realign operating expenses through workforce reductions and the closure of certain Company facilities, businesses and product lines. Management believes this item is outside the normal operations of the Company’s business and is not indicative of ongoing operating results.

Impairment of long-lived assets. The Company incurs impairment charges of long-lived assets based on events that may or may not be within the control of management. Management believes these items are outside the normal operations of the Company's business and are not indicative of ongoing operating results.

Acquisition costs and other related expenses. The Company incurs costs associated with third-party professional services related to acquisition and potential acquisition opportunities, such as legal and accounting fees. Although we may incur such costs and other related charges and adjustments, it is not indicative that any transaction will be consummated. Management believes the exclusion of these items eliminates fluctuations in our selling, general, and administrative expenses related to acquisition activities which are unrelated to ongoing operations.

Fair value adjustments from purchase accounting. As a result of applying purchase accounting rules to acquired assets and liabilities, certain fair value adjustments are recorded in the opening balance sheet of acquired companies.  These adjustments are then reflected in the Company’s income statements in periods subsequent to the acquisition.  In addition, the impact of any changes to originally recorded contingent consideration amounts are reflected in the income statements in the period of the change. Management believes these items are outside the normal operations of the Company and are not indicative of ongoing operating results.

Stock-based compensation expense. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of revenues, selling, general and administrative expense and research and development expense. Although stock-based compensation is an expense of the Company and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2015 Results, Page 12

difficult to predict and are not within the control of management, such as the market price and volatility of the Company’s shares, risk-free interest rates and the expected term and forfeiture rates of the awards. Management believes that exclusion of these expenses allows comparisons of operating results to those of other companies, both public, private or foreign, that disclose non-GAAP financial measures that exclude stock-based compensation.

Mercury uses adjusted EBITDA as an important indicator of the operating performance of its business. Management excludes the above-described items from its internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to the Company’s board of directors, determining the portion of bonus compensation for executive officers and other key employees based on operating performance, evaluating short-term and long-term operating trends in the Company’s operations, and allocating resources to various initiatives and operational requirements. The Company believes that adjusted EBITDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of charges that may vary from period to period without any correlation to underlying operating performance. The Company believes that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making. The Company believes that trends in its adjusted EBITDA are valuable indicators of its operating performance.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the adjusted EBITDA financial adjustments described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Three Months Ended
	September 30,
	2014	2013
Income (loss) from continuing operations	$717	$(2,304)
Interest expense, net	5	14
Tax benefit	—	(1,319)
Depreciation	1,700	1,974
Amortization of intangible assets	1,762	1,985
Restructuring and other charges	1,268	(15)
Stock-based compensation expense	2,551	2,988
Adjusted EBITDA	$8,003	$3,323

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2015 Results, Page 13

Free cash flow, a non-GAAP measure for reporting cash flow, is defined as cash provided by operating activities less capital expenditures and, therefore, has not been calculated in accordance with GAAP. Management believes free cash flow provides investors with an important perspective on cash available for investment and acquisitions after making capital investments required to support ongoing business operations and long-term value creation. The Company believes that trends in its free cash flow are valuable indicators of its operating performance and liquidity.

Free cash flow is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenditures similar to the free cash flow financial adjustment described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these expenditures reflect all of the Company's obligations which require cash.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Three Months Ended
	September 30,
	2014	2013
Cash flows from operations	$2,178	$2,173
Capital expenditures	(905)	(1,108)
Free cash flow	$1,273	$1,065

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2015 Results, Page 14

MERCURY SYSTEMS, INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE
Quarter Ending December 31, 2014
(In thousands, except per share data)

The Company defines adjusted EBITDA as income from continuing operations before interest income and expense, income taxes, depreciation, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition costs and other related expenses, fair value adjustments from purchase accounting, and stock-based compensation costs.

The following table reconciles the adjusted EBITDA financial measure to its most directly comparable GAAP measure:

	Range
	Low	High

GAAP expectation -- Earnings per share from continuing operations	$0.01	$0.05

GAAP expectation -- Income from continuing operations	$250	$1,700

Adjust for:
Interest expense, net	—	—
Income taxes	200	1,200
Depreciation	1,600	1,600
Amortization of intangible assets	1,800	1,800
Restructuring and other charges	1,100	1,100
Stock-based compensation expense	2,400	2,400
Adjusted EBITDA expectation	$7,350	$9,800

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2015 Results, Page 15

MERCURY SYSTEMS, INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE
Year Ending June 30, 2015
(In thousands, except per share data)

The Company defines adjusted EBITDA as income from continuing operations before interest income and expense, income taxes, depreciation, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition costs and other related expenses, fair value adjustments from purchase accounting, and stock-based compensation costs.

The following table reconciles the adjusted EBITDA financial measure to its most directly comparable GAAP measure:

	Range
	Low	High

GAAP expectation -- Earnings per share from continuing operations	$0.26	$0.32

GAAP expectation -- Income from continuing operations	$8,300	$10,700

Adjust for:
Interest expense, net	—	—
Income taxes	3,600	5,200
Depreciation	7,100	7,100
Amortization of intangible assets	7,000	7,000
Restructuring and other charges	3,100	3,100
Stock-based compensation expense	9,900	9,900
Adjusted EBITDA expectation	$39,000	$43,000

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY